UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 7, 2026
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 7, 2026, AZZ Inc. (the “Company”) held its 2026 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 26, 2026. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1. Election of seven directors each to serve for a one-year term until the next annual meeting of shareholders.

	For	Against	Abstain	Broker Non-Votes

Daniel E. Berce	26,238,888	501,619	8,159	1,815,645
Thomas E. Ferguson	26,625,488	115,679	7,499	1,815,645
Clive A. Grannum	26,702,934	37,481	8,251	1,815,645
Carol R. Jackson	24,373,087	2,129,636	245,943	1,815,645
Ed McGough	26,565,443	175,074	8,149	1,815,645
Steven R. Purvis	25,857,787	882,710	8,169	1,815,645
Aaron Schapper	26,305,149	435,714	7,803	1,815,645
Charles Treadway	26,305,431	435,491	7,744	1,815,645

Proposal 2. Approve, on an advisory basis, the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
25,750,305	963,382	34,979	1,815,645

Proposal 3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027.

For	Against	Abstain
28,526,664	13,453	24,194

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit.

Exhibit No.	Description
104	Cover Page Interactive File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: July 7, 2026	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary